Phunware Appoints Former Congressman and Senior Technology Executive to its Board of Directors
AUSTIN, TX, September 7, 2021 (ORIGINAL: GLOBE NEWSWIRE) – Phunware, Inc. (NASDAQ: PHUN) (the “Company”), a fully-integrated enterprise cloud platform for mobile that provides products, solutions, data and services for brands worldwide, announced the appointment of Ryan Costello and Rahul Mewawalla to the Company’s Board of Directors.
“We are excited to welcome two new members to our team who bring direct experience to key initiatives for our near-term growth and long-term success,” said Alan S. Knitowski, President, CEO and Co-Founder of Phunware. “Mr. Costello’s experience in politics and with the Digital Commerce and Consumer Protection Subcommittee in Congress will be invaluable to scaling our advocacy and healthcare verticals in addition to our blockchain-enabled data economy, while Mr. Mewawalla’s storied career as a technology executive in Silicon Valley will not only open important strategic doors, but also provide keen insight into our strategy of scaling through indirect channels.”
Ryan Costello previously served in the United States Congress from 2015 to 2019, where he focused on digital commerce and technology issues, including privacy, Internet of Things (IoT), cyber security and healthcare IT. Prior to Congress, he served as a Township and County official who regularly dealt with vendors in the technology services procurement process. Mr. Costello also previously served on his local hospital’s board of directors. He is now a consultant in Washington D.C., advising energy, technology and healthcare companies on public policy issues involving the federal government.
“I am excited to join Phunware and leverage my experience to help the Company scale its software offering across both healthcare and government, while also navigating the ever-evolving regulatory landscape for PhunCoin and PhunToken, where consumer empowerment, data security and privacy are taking center stage,” said Ryan Costello.
Rahul Mewawalla is a digital, product, technology and business leader. He has extensive strategic and operational leadership experience across digital, product, technology, platforms, internet, software, technology, telecommunications, financial services and media companies. He has held President, CEO, Chairman of the Board and various other executive leadership roles. His experience is across both large public companies and high growth private companies, including media, technology and mobile majors such as NBCUniversal / General Electric, Yahoo! and Nokia Corporation. Mr. Mewawalla has served as Senior Advisor to the San Francisco Mayor’s Office on Innovation, as Advisor to Stanford University's Persuasive Technology Lab and was named “Top 40 under 40” in San Francisco. He has also been a board member, investor and advisor to various other public and private companies and philanthropic organizations.
“Phunware has been an industry-leader in providing innovative and integrated cloud-based mobile platform capabilities to enterprises across a number of industries, delivering enhanced customer experiences, richer engagement and superior business outcomes,” said Rahul

Mewawalla. “I am excited about Phunware’s continued growth and success ahead as the company continues to scale and drive market expansion, especially through indirect channels.”
Both appointments will be effective as of October 1, 2021, and coincide with Lori Tauber Marcus stepping down in order to pursue other opportunities.
Click here to learn more about Phunware’s governance.
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About Phunware, Inc.
Everything You Need to Succeed on Mobile — Transforming Digital Human Experience
Phunware, Inc. (NASDAQ: PHUN), is the pioneer of Multiscreen-as-a-Service (MaaS), an award-winning, fully integrated enterprise cloud platform for mobile that provides companies the products, solutions, data and services necessary to engage, manage and monetize their mobile application portfolios and audiences globally at scale. Phunware’s Software Development Kits (SDKs) include location-based services, mobile engagement, content management, messaging, advertising, loyalty (PhunCoin & PhunToken) and analytics, as well as a mobile application framework of pre-integrated iOS and Android software modules for building in-house or channel-based mobile application and vertical solutions. Phunware helps the world’s most respected brands create category-defining mobile experiences, with approximately one billion active devices touching its platform each month when operating at scale. For more information about how Phunware is transforming the way consumers and brands interact with mobile in the virtual and physical worlds, visit https://phunware.com, https://phunwallet.com, https://phuncoin.com, https://phuntoken.com, and follow @phunware, @phuncoin and @phuntoken on all social media platforms.
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Gateway Investor Relations
Email: PHUN@gatewayir.com
Phone: (949) 574-3860